Schedule 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )

    Filed by the registrant  |X|
    Filed by a party other than the registrant  |_|

    Check the appropriate box:
    |_| Preliminary Proxy Statement  |_| Confidential, For Use of the Commission
                                         Only (as permitted by Rule 14a-6(e)(2))
    |_| Definitive Proxy Statement
    |X| Definitive Additional Materials
    |_| Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                 MediaBay, Inc.
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                (Name of Registrant as Specified in Its Charter)


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    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

         |X|      No fee required

         |_| Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

                  (1)      Title   of  each   class  of   securities   to  which
                           transaction applies:

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                  (2)      Aggregate  number of securities to which  transaction
                           applies:

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                  (3)      Per  unit   price  or  other   underlying   value  of
                           transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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                  (4)      Proposed maximum aggregate value of transaction:

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                  (5)      Total fee paid:

         |_| Fee paid previously with preliminary materials.

         |_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

         (1) Amount previously paid:

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         (2) Form, Schedule or Registration Statement No.:

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         (3) Filing Party:

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         (4) Date Filed:

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Dear Fellow Stockholders:

         The following information regarding the promissory notes issued on January 29, 2004 by MediaBay, Inc. (the "Company") to which PROPOSAL 1 relates replaces the information set forth in the second paragraph under the heading PROPOSAL 1 - TO AUTHORIZE THE COMPANY TO ISSUE COMMON STOCK UPON CONVERSION OF CERTAIN PROMISSORY NOTES AND EXERCISE OF COMMON WARRANTS ISSUED BY THE COMPANY IN A PRIVATE OFFERING OF ITS SECURITIES:

         The principal amount of the notes, is automatically convertible into Common Stock (the "Conversion Shares") at the rate of one share of Common Stock at the Conversion Price if the Proposal is approved by the Company's shareholders. The "Conversion Price" is the lower of (i) $0.85 or (ii) 75% of the closing bid price of the Common Stock on the date of this Special Meeting, but not less than $0.75. In addition, if the Proposal is approved by the Company's shareholders, accrued interest will also convert into Common Stock at the Conversion Price The number of shares of Common Stock issuable upon conversion of the Notes is not currently determinable. If the Company's shareholders do not approve the Proposal, the Notes will not be convertible.

         If you have already mailed in your proxy and voted on PROPOSAL 1 and do not wish to change your vote, you need not do anything at this time. If you wish to change your vote, you may do so by submitting a later dated proxy card or voting your shares at the Special Meeting on March 30, 2004. We have enclosed a new proxy card and a self addressed, stamped envelope for your convenience.



                                                Cordially,


                                                Carl Wolf
                                                Chairman